EXHIBIT 23.4

SPROULE U.S. LIMITED

CONSENT OF SPROULE U.S. LIMITED

We consent to the incorporation by reference in this Registration Statement and Post-Effective Amendment on Form S-8 of Kodiak Oil & Gas Corp. of the references to our firm, in the context in which they appear, and to our reserve estimates as of January 1, 2006, which appear in the Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2006.

Sincerely,

/s/ R. Keith MacLeod

R. Keith MacLeod, P.Eng.

President

July 26, 2007